Exhibit 99.1

Media Relations Department P.O. Box 1734, Atlanta, GA 30301 Telephone (404) 676-2121

CONTACT:    Investors: Jackson Kelly

(404) 676-7563

Media:  Dana Bolden

(404) 676-2683

pressinquiries@na.ko.com

THE COCA-COLA COMPANY

2009 THIRD QUARTER AND YEAR-TO-DATE RESULTS

Today, our Company reports continued growth in worldwide unit case volume, which drove gains in global volume and value share, with year-to-date revenue growth in line with our long-term target and profit growth exceeding our long-term target.

•                  International unit case volume growth of 4 percent in the quarter and year-to-date led to solid worldwide unit case volume growth of 2 percent in the quarter and year-to-date.

•                  Third quarter reported EPS was $0.81, even with the prior year quarter. Comparable EPS was $0.82, down 1 percent versus the prior year quarter reflecting a negative currency impact.

•                  Reported operating income decreased 2 percent in the quarter and decreased 4 percent year-to-date. Comparable currency neutral operating income growth of 9 percent in the quarter and year-to-date, exceeding our long-term growth target.

•                  Strong cash generation, with year-to-date cash from operations of $6.3 billion, an increase of 11 percent versus the prior year period.

•                  Global volume and value share gains continued for the ninth consecutive quarter.

•                  Productivity initiatives well on track to achieve $500 million in annualized savings by year-end 2011; with plans to deliver more than half of the savings by year-end 2009.

ATLANTA, Oct. 20, 2009 – The Coca-Cola Company reports sound third quarter 2009 operating results with unit case volume increasing 2 percent, successfully cycling 5 percent growth in the prior year quarter.  Internationally, we achieved broad-based unit case volume growth of 4 percent, cycling 7 percent growth in the prior year quarter.  In the quarter, unit case volume growth increased strongly in key emerging markets with 37 percent growth in India, 15 percent growth in China and 3 percent growth in Brazil.

Globally, we gained volume and value share in nonalcoholic ready-to-drink beverages for the ninth consecutive quarter.  The global “Open Happiness” campaign continued to fuel growth of brand Coca-Cola.  Notably, brand Coca-Cola unit case volume growth was strong, up 2 percent in the quarter, across both developed and emerging markets including 8 percent growth in Mexico, 6 percent growth in Italy, 27 percent growth in India and 3 percent growth in China.  Total sparkling beverage unit case volume increased 1 percent in the quarter, with international sparkling beverage unit case volume increasing 2 percent, cycling 5 percent growth in the prior year quarter.  Total still beverage unit case volume increased 7 percent in the quarter, led by sound growth across the portfolio, including juices and fruit stills, teas and water brands. Still beverage unit case volume increased 10 percent internationally and was even in North America.

“I am pleased to report that we have again delivered solid results this quarter,” said Muhtar Kent, chairman and chief executive officer, The Coca-Cola Company.  “We continue to grow our currency neutral revenues, gain global nonalcoholic ready-to-drink volume and value share, expand our margins and invest in our business, all while generating tremendous cash flow.  The fundamentals of our business remain strong and our franchise system is delivering results that keep us on track to achieve our long-term growth expectations.  Although we expect the consumer to continue facing economic uncertainties into 2010 and for consumer sentiment to recover slowly, we believe more than ever that we have the right strategies being executed, the right leadership team in place and have taken the right actions this year to drive continued growth and to make the most of the abundant opportunities before us.”

“This is a dynamic time in the history and evolution of our Company,” said Mr. Kent.  “With our 2020 Vision, we have a clear Coca-Cola system vision for the future of our business, and we are applying that vision in our strategic planning, system alignment and focused execution.  Each day we work diligently to make our Company stronger for the future and to ensure that we continue driving long-term sustainable results, while delivering the beverages that consumers love.”

FINANCIAL HIGHLIGHTS

•                  Year-to-date reported net revenues decreased 5 percent.  After excluding structural items, year-to-date net revenues increased 5 percent on a comparable currency neutral basis, in line with our long-term growth target.

•                  Year-to-date reported operating income decreased 4 percent.  With continued focus on cost management and by leveraging our productivity initiatives, year-to-date operating income increased 9 percent on a comparable currency neutral basis, exceeding our long-term growth target.

•                  Year-to-date cash from operations increased to $6.3 billion, and we repurchased $241 million of our stock in the third quarter.

OPERATING REVIEW

	Three Months Ended October 2, 2009
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income
Total Company	2	(4)	(2)	9

Eurasia & Africa	2	(9)	2	13
Europe	(2)	(10)	(3)	7
Latin America	7	(3)	0	18
North America	(4)	(2)	10	9
Pacific	6	(1)	(10)	(17)
Bottling Investments	4	(4)	26	56

	Nine Months Ended October 2, 2009
	% Favorable / (Unfavorable)
	Unit Case Volume	Net Revenues	Operating Income	Comparable Currency Neutral Operating Income
Total Company	2	(5)	(4)	9

Eurasia & Africa	4	(9)	(6)	13
Europe	(1)	(13)	(9)	4
Latin America	6	(5)	(7)	15
North America	(2)	1	12	13
Pacific	5	4	1	(3)
Bottling Investments	(1)	(12)	(43)	24

Eurasia & Africa

•                  Our Eurasia and Africa Group’s unit case volume increased 2 percent in the quarter, cycling 9 percent growth in the prior year quarter.  Year-to-date unit case volume increased 4 percent, cycling 7 percent growth in the prior year period.  Net revenues for the quarter decreased 9 percent, reflecting a 6 percent increase in concentrate sales offset by a double-digit negative impact from currencies and negative pricing and mix.  Reported operating income increased 2 percent in the quarter.  Comparable currency neutral operating income increased 13 percent due to the increase in concentrate sales and tight expense management.

•                  In Eurasia and Africa, sparkling beverages increased 1 percent and still beverages increased 7 percent in the quarter.  The growth in unit case volume was led by a 37 percent increase in India, which cycled an 18 percent increase in the prior year.  Africa also reported strong unit case volume growth in the quarter with the East and Central Region growing 11 percent, cycling 7 percent growth in the prior year, and the North and West Region growing 5 percent, cycling 9 percent growth in the prior year.  Reflecting the impact of a continued challenging economic environment, Russia reported a double-digit unit case volume decline but gained share in nonalcoholic ready-to-drink beverages.

•                  In the quarter, Eurasia and Africa gained volume and value share in nonalcoholic ready-to-drink beverages.  India gained volume and value share across most categories including sparkling, still and juice and juice drinks.

Europe

•                  Our Europe Group’s unit case volume decreased 2 percent in the quarter, cycling 3 percent growth in the prior year quarter, reflecting a challenging macroeconomic environment.  Year-to-date unit case volume decreased 1 percent, cycling 2 percent growth in the prior year period.  Net revenues for the quarter decreased 10 percent, primarily driven by a double-digit negative impact from currencies and a 1 percent decrease in concentrate sales, partially offset by positive pricing and mix.  Reported operating income decreased 3 percent in the quarter.  Comparable currency neutral operating income increased 7 percent benefiting from tight expense management.

•                  Unit case volume growth in Northwest Europe was offset by weakness in Spain and Eastern Europe due to significant macroeconomic challenges in those regions.

•                  In the quarter, Europe gained volume and value share in nonalcoholic ready-to-drink beverages and gained value share across all key countries.

Latin America

•                  Our Latin America Group continued to deliver strong unit case volume growth with 7 percent growth in the quarter, cycling 8 percent growth in the prior year quarter.  Year-to-date unit case volume increased 6 percent, cycling 8 percent growth in the prior year period. Net revenues for the quarter decreased 3 percent, primarily due to a double-digit negative impact from currencies, partially offset by a 6 percent increase in concentrate sales and a double-digit positive impact from pricing and mix.  Reported operating income was even with the prior year quarter.  Comparable currency neutral operating income increased 18 percent primarily reflecting the higher concentrate sales and positive pricing and mix partially offset by continued investment in key marketing and business initiatives.

•                  Strong unit case volume growth in the quarter was led by a 9 percent increase in Mexico, a 3 percent increase in Brazil and an 11 percent increase in our Latin Center Region.

•                  Latin America delivered growth across the portfolio with sparkling beverages increasing 4 percent and still beverages increasing 21 percent in the quarter.  Notably, brand Coca-Cola and Trademark Coca-Cola both grew 5 percent in the quarter.

•                  In the quarter, the Latin America Group gained volume and value share in both the sparkling and still categories.

North America

•                  Our North America Group’s unit case volume declined 4 percent in the quarter primarily due to the shift of the July 4th holiday volume from the third quarter into the second quarter, an aggressive competitive pricing environment within still beverages and the continuing difficult macroeconomic environment.  Year-to-date unit case volume decreased 2 percent.  Net revenues for the quarter decreased 2 percent, reflecting a 1 percent positive impact from pricing and mix offset by a 3 percent decrease in concentrate sales.  Reported operating income increased 10 percent in the quarter primarily reflecting lower cost of goods sold attributable to lower commodity costs and the benefits of our ongoing productivity initiatives.

•                  Unit case volume for sparkling beverages declined 5 percent in the quarter as we cycle the industry-leading bottler pricing taken in the latter part of 2008; however, brand health scores continued to improve.  Importantly, Coca-Cola Zero delivered double-digit unit case volume growth in the quarter, achieving 14 consecutive quarters of double-digit growth.

•                  Still beverage unit case volume was even in the quarter. Still volume in our Foodservice and Hospitality business continued to grow, driven by innovation and new segmented customer offerings in our tea portfolio.

•                  In the quarter, North America gained significant value share in nonalcoholic ready-to-drink beverages for the fourth consecutive quarter.  Still beverages gained volume share for the ninth consecutive quarter and gained value share for the fourth consecutive quarter, led by strong performance in our Foodservice and Hospitality business and Trademark Simply.  Trademark Simply continued to perform strongly with new flavor innovations and expanded availability, contributing to share gains in the juice and juice drinks category.

Pacific

•                  Our Pacific Group delivered unit case volume growth of 6 percent in the quarter, cycling 7 percent growth in the prior year quarter.  Year-to-date unit case volume growth increased 5 percent, cycling 7 percent growth in the prior year period.  Net revenues for the quarter decreased 1 percent, reflecting a mid single-digit positive impact from currencies and a 3 percent increase in concentrate sales offset by negative country and channel mix.  Reported operating income decreased 10 percent in the quarter.  Comparable currency neutral operating income decreased 17 percent primarily reflecting negative country and channel mix partially offset by higher concentrate sales.

•                  Pacific delivered unit case volume growth across the portfolio with sparkling beverages increasing 5 percent and still beverages increasing 8 percent in the quarter.  Importantly, Trademark Coca-Cola grew 4 percent in the quarter.

•                  In China, unit case volume grew 15 percent in the quarter driven by double-digit growth in Trademark Sprite and Minute Maid, as well as mid single-digit growth in Trademark Coca-Cola, contributing to volume and value share gains across sparkling and still beverages.

•                  In Japan, unit case volume growth declined 4 percent in the quarter reflecting the weak economy and unfavorable weather.  However, our business in Japan continued to outperform the nonalcoholic ready-to-drink industry, resulting in the sixth consecutive quarter of share gains. Importantly, Georgia Coffee unit case volume increased 1 percent in the quarter driven by the introduction of additional low-calorie options and our new “Welcome to Georgia” campaign.

Bottling Investments

•                  Our Bottling Investments Group’s unit case volume increased 4 percent in the quarter, primarily driven by strong growth in China, India and the Philippines, partially offset by the impact of the Pakistan bottler divestiture in the prior year.  Net revenues for the quarter decreased 4 percent, primarily reflecting the increase in unit case volume offset by a negative currency impact and the impact of the divestiture in the prior year.  Reported operating income increased 26 percent in the quarter while comparable currency neutral operating income increased 56 percent, primarily driven by favorable commodity costs and tight expense management.

FINANCIAL REVIEW

Net operating revenues for the quarter decreased 4 percent, driven by a 6 percent negative currency impact and a 1 percent negative impact from a structural change offset by a 2 percent increase in concentrate sales and a 1 percent positive impact from pricing and mix.  The structural change relates to the divestiture of a portion of our ownership interest in the Pakistan bottler in 2008, which resulted in its deconsolidation.  Excluding the impact of this divestiture, our comparable currency neutral net revenues increased 5 percent year-to-date, in line with our long-term growth target.

Cost of goods sold decreased 3 percent in the quarter.  This decrease is primarily driven by the 2 percent increase in concentrate sales offset by a 3 percent impact from currencies and a 1 percent impact from the structural change related to our bottling investments.

Selling, general and administrative expenses decreased 7 percent in the quarter primarily driven by a 6 percent currency impact.  In addition, the decrease was partly attributable to our more effective management of general and administrative expenses, the structural change related to bottling investments and a net decrease in incentive compensation expense partially offset by an increase in pension costs.

Reported and comparable operating income decreased 2 percent in the quarter.  Items impacting comparability reduced operating income by $48 million in 2009 and by $47 million in 2008 and were primarily related to restructuring charges and costs related to global productivity initiatives.  Comparable currency neutral operating income increased 9 percent in the quarter, exceeding our long-term growth target.  Currency negatively impacted comparable operating income by 11 percent in the quarter.  After considering current spot rates, the anticipated benefits of our hedging coverage and the cycling of prior year exchange rates, we expect currencies to have a low to mid single-digit positive impact on operating income in the fourth quarter of 2009.

For the third quarter of 2009, our reported earnings per share were $0.81, even with the third quarter of 2008.  Reported earnings per share for the third quarter of 2009 and 2008 included a net charge of $0.01 and $0.02 per share, respectively, primarily due to restructuring charges and costs related to global productivity initiatives.  The 2008 net charge also included a gain on the sale of a portion of our investment in the Pakistan bottler.  After considering the items impacting comparability, earnings per share in the quarter were $0.82, a decrease of 1 percent versus the third quarter of 2008.  Earnings per share continue to be negatively impacted by the relative strength of the U.S. dollar versus other currencies around the world.

Cash from operations was $6.3 billion year-to-date compared with $5.7 billion in the prior year period, an increase of 11 percent.  This increase was driven by an improvement in working capital versus the prior year.  In the third quarter, we repurchased $241 million of our stock, and we intend to repurchase up to $1 billion of stock by year end.

Effective Tax Rate

The Company’s estimated effective tax rate reflects, among other items, our best estimates for 2009 operating results and foreign currency exchange rates.  If actual results are different than these estimates, the underlying effective tax rate could change.

As discussed in the second quarter earnings release, we had previously estimated that the underlying effective tax rate on operations would be approximately 23.5 percent for the full year.  We now anticipate that the underlying effective tax rate on operations for the full year 2009 will be approximately 23.0 percent.  We are required to record income tax expense for the first nine months of the year based on the estimated effective tax rate for the full year.  To bring the effective tax rate for the first nine months of 2009 in line with the current estimated full year underlying effective tax rate, we recorded income tax expense at an underlying effective tax rate of approximately 22.0 percent in the third quarter.

Our estimated underlying effective tax rate does not reflect the impact of significant or unusual items and discrete events, which, if and when they occur, are separately recognized in the appropriate period.  The reported effective tax rate for the quarter was 21.4 percent.

Items Impacting Prior Year Results

Third quarter 2008 results included a net charge of $0.02 per share primarily due to restructuring charges and costs related to global productivity initiatives partially offset by a gain on the sale of a portion of our investment in the Pakistan bottler.

Second quarter 2008 results included a net charge of $0.40 per share primarily related to charges recorded by our equity method investees, restructuring charges and asset write-downs.

First quarter 2008 results included a net charge of $0.03 per share primarily related to restructuring charges and asset write-downs.

NOTES

•                  All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•                  All references to unit case volume percentage changes are computed based on average daily sales for all periods presented.

•                  2009 year-to-date results are positively impacted by five additional selling days, which will be offset by six fewer selling days in the fourth quarter.

•                  Our long-term growth targets as referenced in this release are on a comparable currency neutral basis and exclude structural changes.

CONFERENCE CALL

We are hosting a conference call with investors and analysts to discuss our 2009 third quarter and year-to-date results today at 9:30 a.m. (EDT). We invite investors to listen to the live audiocast of the conference call at our Web site,
http://www.thecoca-colacompany.com in the “Investors” section. A replay in downloadable MP3 format will also be available within 24 hours after the audiocast on our Web site.  Further, the “Investors” section of our Web site includes a reconciliation of non-GAAP financial measures that may be used periodically by management when discussing our financial results with investors and analysts to our results as reported under GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Three Months Ended
	October 2, 2009	September 26, 2008	% Change
Net Operating Revenues	$8,044	$8,393	(4)
Cost of goods sold	2,934	3,020	(3)
Gross Profit	5,110	5,373	(5)
Selling, general and administrative expenses	2,912	3,139	(7)
Other operating charges	48	47	—
Operating Income	2,150	2,187	(2)
Interest income	67	105	(36)
Interest expense	89	111	(20)
Equity income (loss) - net	282	272	4
Other income (loss) - net	33	17	—
Income Before Income Taxes	2,443	2,470	(1)
Income taxes	523	555	(6)
Consolidated Net Income	1,920	1,915	0
Less: Net income attributable to noncontrolling interests	24	25	(4)
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,896	$1,890	0

Diluted Net Income Per Share*	$0.81	$0.81	0
Average Shares Outstanding - Diluted*	2,332	2,329

*

For the three months ended October 2, 2009 and September 26, 2008, “Basic Net Income Per Share” was $0.82 for 2009 and $0.82 for 2008 based on “Average Shares Outstanding - Basic” of 2,316 for 2009 and 2,311 for 2008. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(UNAUDITED)

(In millions except per share data)

	Nine Months Ended
	October 2, 2009	September 26, 2008	% Change
Net Operating Revenues	$23,480	$24,818	(5)
Cost of goods sold	8,437	8,806	(4)
Gross Profit	15,043	16,012	(6)
Selling, general and administrative expenses	8,380	9,030	(7)
Other operating charges	212	242	—
Operating Income	6,451	6,740	(4)
Interest income	184	239	(23)
Interest expense	271	317	(15)
Equity income (loss) - net	609	(434)	—
Other income (loss) - net	13	118	—
Income Before Income Taxes	6,986	6,346	10
Income taxes	1,658	1,477	12
Consolidated Net Income	5,328	4,869	9
Less: Net income attributable to noncontrolling interests	47	57	(18)
Net Income Attributable to Shareowners of The Coca-Cola Company	$5,281	$4,812	10

Diluted Net Income Per Share*	$2.27	$2.06	10
Average Shares Outstanding - Diluted*	2,324	2,341

*

For the nine months ended October 2, 2009 and September 26, 2008, “Basic Net Income Per Share” was $2.28 for 2009 and $2.08 for 2008 based on “Average Shares Outstanding - Basic” of 2,314 for 2009 and 2,316 for 2008. Basic net income per share and diluted net income per share are calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

(In millions except par value)

	October 2, 2009	December 31, 2008
Assets
Current Assets
Cash and cash equivalents	$8,846	$4,701
Marketable securities	279	278
Trade accounts receivable, less allowances of $57 and $51, respectively	3,465	3,090
Inventories	2,341	2,187
Prepaid expenses and other assets	2,061	1,920
Total Current Assets	16,992	12,176
Equity Method Investments	5,985	5,316
Other Investments, Principally Bottling Companies	496	463
Other Assets	1,910	1,733
Property, Plant and Equipment - net	9,099	8,326
Trademarks With Indefinite Lives	6,147	6,059
Goodwill	4,100	4,029
Other Intangible Assets	2,378	2,417
Total Assets	$47,107	$40,519

Liabilities and Equity
Current Liabilities
Accounts payable and accrued expenses	$6,755	$6,205
Loans and notes payable	6,136	6,066
Current maturities of long-term debt	50	465
Accrued income taxes	469	252
Total Current Liabilities	13,410	12,988
Long-Term Debt	5,028	2,781
Other Liabilities	3,124	3,011
Deferred Income Taxes	1,123	877
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; Authorized - 5,600 shares; Issued - 3,520 and 3,519 shares, respectively	880	880
Capital surplus	8,227	7,966
Reinvested earnings	40,944	38,513
Accumulated other comprehensive income (loss)	(1,753)	(2,674)
Treasury stock, at cost - 1,206 and 1,207 shares, respectively	(24,343)	(24,213)
Equity Attributable to Shareowners of The Coca-Cola Company	23,955	20,472
Equity Attributable to Noncontrolling Interests	467	390
Total Equity	24,422	20,862
Total Liabilities and Equity	$47,107	$40,519

THE COCA-COLA COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

(In millions)

	Nine Months Ended
	October 2, 2009	September 26, 2008

Operating Activities
Consolidated net income	$5,328	$4,869
Depreciation and amortization	905	943
Stock-based compensation expense	142	223
Deferred income taxes	26	(221)
Equity income or loss, net of dividends	(428)	638
Foreign currency adjustments	15	(39)
Gains on sales of assets, including bottling interests	(33)	(128)
Other operating charges	134	141
Other items	187	57
Net change in operating assets and liabilities	(6)	(815)
Net cash provided by operating activities	6,270	5,668

Investing Activities
Acquisitions and investments, principally beverage and bottling companies and trademarks	(286)	(655)
Purchases of other investments	(20)	(212)
Proceeds from disposals of bottling companies and other investments	102	454
Purchases of property, plant and equipment	(1,399)	(1,370)
Proceeds from disposals of property, plant and equipment	34	46
Other investing activities	9	(57)
Net cash used in investing activities	(1,560)	(1,794)

Financing Activities
Issuances of debt	11,149	5,308
Payments of debt	(9,408)	(3,211)
Issuances of stock	231	570
Purchases of stock for treasury	(6)	(1,079)
Dividends	(2,850)	(1,764)
Net cash used in financing activities	(884)	(176)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	319	6

Cash and Cash Equivalents
Net increase during the period	4,145	3,704
Balance at beginning of period	4,701	4,093
Balance at end of period	$8,846	$7,797

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Three Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	October 2, 2009 (1)	September 26, 2008 (5)	% Fav. / (Unfav.)	October 2, 2009 (2)	September 26, 2008 (6)	% Fav. / (Unfav.)	October 2, 2009 (2), (3), (4)	September 26, 2008 (6), (7), (8)	% Fav. / (Unfav.)
Eurasia & Africa	$537	$592	(9)	$184	$180	2	$182	$169	8
Europe	1,380	1,529	(10)	774	796	(3)	784	811	(3)
Latin America	1,004	1,033	(3)	557	559	0	554	557	(1)
North America	2,119	2,152	(2)	433	392	10	435	395	10
Pacific	1,269	1,276	(1)	442	491	(10)	435	487	(11)
Bottling Investments	2,212	2,309	(4)	83	66	26	369	337	9
Corporate	12	34	(65)	(323)	(297)	(9)	(316)	(286)	(10)
Eliminations	(489)	(532)	—	—	—	—	—	—	—
Consolidated	$8,044	$8,393	(4)	$2,150	$2,187	(2)	$2,443	$2,470	(1)

(1)     Intersegment revenues for the three months ended October 2, 2009, were approximately $72 million for Eurasia and Africa, $243 million for Europe, $44 million for Latin America, $7 million for North America, $87 million for Pacific and $36 million for Bottling Investments.

(2)     Operating income (loss) and income (loss) before income taxes for the three months ended October 2, 2009, were reduced by approximately $2 million for Europe, $2 million for North America, $1 million for Pacific, $18 million for Bottling Investments and $25 million for Corporate, primarily due to the Company’s ongoing productivity initiatives and restructuring costs.

(3)     Income (loss) before income taxes for the three months ended October 2, 2009, was reduced by approximately $5 million for Bottling Investments and $1 million for Corporate, primarily attributable to the Company’s proportionate share of restructuring charges recorded by certain of our equity method investees.

(4)     Income (loss) before income taxes for the three months ended October 2, 2009, was increased by approximately $10 million for Corporate due to realized gains on the sale of equity securities that were classified as available-for-sale. In 2008, the Company recognized an other-than-temporary impairment related to these investments.

(5)     Intersegment revenues for the three months ended September 26, 2008, were approximately $52 million for Eurasia and Africa, $280 million for Europe, $44 million for Latin America, $17 million for North America, $84 million for Pacific and $55 million for Bottling Investments.

(6)     Operating income (loss) and income (loss) before income taxes for the three months ended September 26, 2008, were reduced by approximately $1 million for Latin America, $6 million for North America, $12 million for Bottling Investments and $28 million for Corporate, primarily due to restructuring costs and productivity initiatives.

(7)     Income (loss) before income taxes for the three months ended September 26, 2008, was reduced by approximately $3 million for Bottling Investments, primarily attributable to the Company’s proportionate share of restructuring charges recorded by certain of our equity method investees.

(8)     Income (loss) before income taxes for the three months ended September 26, 2008, was increased by approximately $16 million for Corporate due to a gain on the sale of 49 percent of our interest in Coca-Cola Beverages Pakistan Ltd. (“Coca-Cola Pakistan”) to Coca-Cola Icecek A.S. (“Coca-Cola Icecek”).

THE COCA-COLA COMPANY AND SUBSIDIARIES

Operating Segments

(UNAUDITED)

(In millions)

Nine Months Ended

	Net Operating Revenues			Operating Income (Loss)			Income (Loss) Before Income Taxes
	October 2, 2009 (1)	September 26, 2008 (6)	% Fav. / (Unfav.)	October 2, 2009 (2)	September 26, 2008 (7)	% Fav. / (Unfav.)	October 2, 2009 (2), (3), (4), (5)	September 26, 2008 (7), (8), (9)	% Fav. / (Unfav.)
Eurasia & Africa	$1,655	$1,820	(9)	$634	$676	(6)	$637	$670	(5)
Europe	4,013	4,626	(13)	2,327	2,547	(9)	2,361	2,580	(8)
Latin America	2,762	2,894	(5)	1,483	1,596	(7)	1,481	1,601	(7)
North America	6,385	6,306	1	1,316	1,173	12	1,322	1,180	12
Pacific	3,731	3,604	4	1,492	1,483	1	1,475	1,470	0
Bottling Investments	6,276	7,099	(12)	136	239	(43)	746	(198)	—
Corporate	64	91	(30)	(937)	(974)	4	(1,036)	(957)	(8)
Eliminations	(1,406)	(1,622)	—	—	—	—	—	—	—
Consolidated	$23,480	$24,818	(5)	$6,451	$6,740	(4)	$6,986	$6,346	10

(1)     Intersegment revenues for the nine months ended October 2, 2009, were approximately $186 million for Eurasia and Africa, $685 million for Europe, $113 million for Latin America, $56 million for North America, $268 million for Pacific and $98 million for Bottling Investments.

(2)     Operating income (loss) and income (loss) before income taxes for the nine months ended October 2, 2009, were reduced by approximately $3 million Eurasia and Africa, $3 million for Europe, $15 million for North America, $1 million for Pacific, $109 million for Bottling Investments and $81 million for Corporate, primarily as a result of restructuring costs, the Company’s ongoing productivity initiatives and asset impairments.

(3)     Income (loss) before income taxes for the nine months ended October 2, 2009, was reduced by approximately $66 million for Bottling Investments and $2 million for Corporate, primarily attributable to the Company’s proportionate share of asset impairment and restructuring charges recorded by certain of our equity method investees.

(4)     Income (loss) before income taxes for the nine months ended October 2, 2009, was reduced by approximately $27 million for Corporate due to an other-than-temporary impairment of a cost method investment.

(5)     Income (loss) before income taxes for the nine months ended October 2, 2009, was increased by approximately $10 million for Corporate due to realized gains on the sale of equity securities that were classified as available-for-sale. In 2008, the Company recognized an other-than-temporary impairment related to these investments.

(6)     Intersegment revenues for the nine months ended September 26, 2008, were approximately $159 million for Eurasia and Africa, $810 million for Europe, $164 million for Latin America, $47 million for North America, $272 million for Pacific and $170 million for Bottling Investments.

(7)     Operating income (loss) and income (loss) before income taxes for the nine months ended September 26, 2008, were reduced by approximately $1 million for Latin America, $12 million for North America, $25 million for Bottling Investments and $204 million for Corporate, primarily attributable to restructuring costs, contract termination fees, asset impairments and productivity initiatives.

(8)     Income (loss) before income taxes for the nine months ended September 26, 2008, was reduced by approximately $1.1 billion for Bottling Investments, primarily as a result of our proportionate share of an impairment charge recorded by Coca-Cola Enterprises Inc. (“CCE”).

(9)     Income (loss) before income taxes for the nine months ended September 26, 2008, was increased by approximately $118 million for Bottling Investments and Corporate, primarily due to the gain on the sale of Refrigerantes Minas Gerais Ltda. (“Remil”), a bottler in Brazil, to Coca-Cola FEMSA, S.A.B. de C.V. (“Coca-Cola FEMSA”).

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Three Months Ended October 2, 2009												After
		Items Impacting Comparability									% Change -		Considering
							After				After		Items and
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gain	Certain Tax Matters (1)	Considering Items (Non-GAAP)		% Change - Reported (GAAP)		Considering Items (Non-GAAP)		Excluding Tax Rate Change (Non-GAAP)
Net Operating Revenues	$8,044						$8,044		(4	) (2)	(4	) (3)	$8,044
Cost of goods sold	2,934						2,934		(3)		(3)		2,934
Gross Profit	5,110						5,110		(5)		(5)		5,110
Selling, general and administrative expenses	2,912						2,912		(7)		(7)		2,912
Other operating charges	48	$(23)	$(25)				—		—		—		—
Operating Income	2,150	23	25				2,198		(2)		(2	) (4)	2,198
Interest income	67						67		(36)		(36)		67
Interest expense	89						89		(20)		(20)		89
Equity income - net	282			$6			288		4		5		288
Other income (loss) - net	33				$(10)		23		—		—		23
Income Before Income Taxes	2,443	23	25	6	(10)		2,487		(1)		(1)		2,487
Income taxes	523	2	8			$9	542		(6)		(1)		584
Consolidated Net Income	1,920	21	17	6	(10)	(9)	1,945		0		(1)		1,903
Less: Net income attributable to noncontrolling interests	24						24		(4)		(4)		24
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,896	$21	$17	$6	$(10)	$(9)	$1,921		0		(1)		$1,879
Diluted Net Income Per Share	$0.81	$0.01	$0.01	$0.00	$0.00	$0.00	$0.82	(5)	0		(1)		$0.81
Average Shares Outstanding - Diluted	2,332	2,332	2,332	2,332	2,332	2,332	2,332						2,332

Gross Margin	63.5%						63.5%						63.5%
Operating Margin	26.7%						27.3%						27.3%
Effective Tax Rate	21.4%						21.8	% (6)					23.5%

	Three Months Ended September 26, 2008
		Items Impacting Comparability					After
		Asset					Considering
	Reported	Impairments/	Productivity	Equity	Transaction	Certain Tax	Items
	(GAAP)	Restructuring	Initiatives	Investees	Gains	Matters (1)	(Non-GAAP)
Net Operating Revenues	$8,393						$8,393
Cost of goods sold	3,020						3,020
Gross Profit	5,373						5,373
Selling, general and administrative expenses	3,139						3,139
Other operating charges	47	$(35)	$(12)				—
Operating Income	2,187	35	12				2,234
Interest income	105						105
Interest expense	111						111
Equity income (loss) - net	272			$3			275
Other income (loss) - net	17				$(16)		1
Income Before Income Taxes	2,470	35	12	3	(16)		2,504
Income taxes	555	7	6	(21)	3	$(5)	545
Consolidated Net Income	1,915	28	6	24	(19)	5	1,959
Less: Net income attributable to noncontrolling interests	25						25
Net Income Attributable to Shareowners of The Coca-Cola Company	$1,890	$28	$6	$24	$(19)	$5	$1,934
Diluted Net Income Per Share	$0.81	$0.01	$0.00	$0.01	$(0.01)	$0.00	$0.83 (5)
Average Shares Outstanding - Diluted	2,329	2,329	2,329	2,329	2,329	2,329	2,329

Gross Margin	64.0%						64.0%
Operating Margin	26.1%						26.6%
Effective Tax Rate	22.5%						21.8%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)  Primarily related to changes in reserves related to certain tax matters.

(2)  Net operating revenues include a negative impact of $49, or approximately 1%, due to structural changes.

(3)  Net operating revenues after considering items impacting comparability for the three months ended October 2, 2009 include a negative currency impact of approximately 6%. Currency neutral net operating revenue growth after considering items impacting comparability is 2%. Currency neutral net operating revenues include a negative impact due to structural changes of approximately 1%. Currency neutral net operating revenue growth after considering items impacting comparability and structural changes is 3%.

(4)  Operating income after considering items impacting comparability for the three months ended October 2, 2009 includes a negative currency impact of approximately 11%. Currency neutral operating income growth after considering items impacting comparability is 9%.

(5)  Per share amounts do not add due to rounding.

(6)  Effective tax rate after considering impact of net income attributable to noncontrolling interests:

2009
Income before income taxes of $2,487 less net income attributable to noncontrolling interests of $24	$2,463
Income taxes	$542
Effective tax rate after considering impact of net income attributable to noncontrolling interests	22.0%

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended October 2, 2009 and September 26, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

(UNAUDITED)

(In millions except per share data)

	Nine Months Ended October 2, 2009												After
		Items Impacting Comparability									% Change -		Considering
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gain	Certain Tax Matters (1)	After Considering Items (Non-GAAP)		% Change - Reported (GAAP)		After Considering Items (Non-GAAP)		Items and Excluding Tax Rate Change (Non-GAAP)
Net Operating Revenues	$23,480						$23,480		(5	) (2)	(5	) (3)	$23,480
Cost of goods sold	8,437						8,437		(4)		(4)		8,437
Gross Profit	15,043						15,043		(6)		(6)		15,043
Selling, general and administrative expenses	8,380						8,380		(7)		(7)		8,380
Other operating charges	212	$(154)	$(58)				—		—		—		—
Operating Income	6,451	154	58				6,663		(4)		(5	) (4)	6,663
Interest income	184						184		(23)		(23)		184
Interest expense	271						271		(15)		(15)		271
Equity income - net	609			$68			677		—		(3)		677
Other income (loss) - net	13	27			$(10)		30		—		—		30
Income Before Income Taxes	6,986	181	58	68	(10)		7,283		10		(4)		7,283
Income taxes	1,658	9	20	15		$(38)	1,664		12		0		1,712
Consolidated Net Income	5,328	172	38	53	(10)	38	5,619		9		(5)		5,571
Less: Net income attributable to noncontrolling interests	47						47		(18)		(18)		47
Net Income Attributable to Shareowners of The Coca-Cola Company	$5,281	$172	$38	$53	$(10)	$38	$5,572		10		(5)		$5,524
Diluted Net Income Per Share	$2.27	$0.07	$0.02	$0.02	$0.00	$0.02	$2.40		10		(4)		$2.38
Average Shares Outstanding - Diluted	2,324	2,324	2,324	2,324	2,324	2,324	2,324						2,324

Gross Margin	64.1%						64.1%						64.1%
Operating Margin	27.5%						28.4%						28.4%
Effective Tax Rate	23.7%						22.8	% (5)					23.5%

	Nine Months Ended September 26, 2008
		Items Impacting Comparability					After
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Equity Investees	Transaction Gains	Certain Tax Matters (1)	Considering Items (Non-GAAP)
Net Operating Revenues	$24,818						$24,818
Cost of goods sold	8,806						8,806
Gross Profit	16,012						16,012
Selling, general and administrative expenses	9,030						9,030
Other operating charges	242	$(218)	$(24)				—
Operating Income	6,740	218	24				6,982
Interest income	239						239
Interest expense	317						317
Equity income (loss) - net	(434)			$1,130			696
Other income (loss) - net	118				$(118)		—
Income Before Income Taxes	6,346	218	24	1,130	(118)		7,600
Income taxes	1,477	43	9	195	(29)	$(36)	1,659
Consolidated Net Income	4,869	175	15	935	(89)	36	5,941
Less: Net income attributable to noncontrolling interests	57						57
Net Income Attributable to Shareowners of The Coca-Cola Company	$4,812	$175	$15	$935	$(89)	$36	$5,884
Diluted Net Income Per Share	$2.06	$0.07	$0.01	$0.40	$(0.04)	$0.02	$2.51 (6)
Average Shares Outstanding - Diluted	2,341	2,341	2,341	2,341	2,341	2,341	2,341

Gross Margin	64.5%						64.5%
Operating Margin	27.2%						28.1%
Effective Tax Rate	23.3%						21.8%

Note:              Items to consider for comparability include primarily charges, gains, and accounting changes.  Charges and accounting changes negatively impacting net income are reflected as increases to reported net income.  Gains and accounting changes positively impacting net income are reflected as deductions to reported net income.

(1)          Primarily related to changes in reserves related to certain tax matters.

(2)          Net operating revenues include a negative impact of $396, or approximately 2%, due to structural changes.

(3)          Net operating revenues after considering items impacting comparability for the nine months ended October 2, 2009 include a negative currency impact of approximately 8%. Currency neutral net operating revenue growth after considering items impacting comparability is 3%.  Currency neutral net operating revenues include a negative impact due to structural changes of approximately 2%.  Currency neutral net operating revenue growth after considering items impacting comparability and structural changes is 5%.

(4)          Operating income after considering items impacting comparability for the nine months ended October 2, 2009 includes a negative currency impact of approximately 14%.  Currency neutral operating income growth after considering items impacting comparability is 9%.

(5)          Effective tax rate after considering impact of net income attributable to noncontrolling interests:

2009
Income before income taxes of $7,283 less net income attributable to noncontrolling interests of $47	$7,236
Income taxes	$1,664
Effective tax rate after considering impact of net income attributable to noncontrolling interests	23.0%

(6)          Per share amounts do not add due to rounding.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability.  Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the nine months ended October 2, 2009 and September 26, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Income (Loss) by Segment

(UNAUDITED)

(In millions)

	Three Months Ended October 2, 2009				Three Months Ended September 26, 2008					% Favorable (Unfavorable) - After
		Items Impacting Comparability		After		Items Impacting Comparability		After	% Favorable	Considering
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Considering Items (Non-GAAP)	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Considering Items (Non-GAAP)	(Unfavorable) - Reported (GAAP)	Items (Non-GAAP) (1)
Eurasia & Africa	$184	$(1)	$1	$184	$180			$180	2	2
Europe	774	1	1	776	796			796	(3)	(3)
Latin America	557			557	559	$1		560	0	(1)
North America	433	2		435	392	6		398	10	9
Pacific	442		1	443	491			491	(10)	(10)
Bottling Investments	83	18		101	66	12		78	26	29
Corporate	(323)	3	22	(298)	(297)	16	$12	(269)	(9)	(11)
Consolidated	$2,150	$23	$25	$2,198	$2,187	$35	$12	$2,234	(2)	(2)

(1) Currency neutral operating income growth after considering items impacting comparability for each operating segment is calculated as follows:

	% Favorable (Unfavorable) - After Considering Items (Non-GAAP)	% Currency Impact After Considering Items Impacting Comparability	% Favorable (Unfavorable) - Currency Neutral After Considering Items (Non-GAAP)

Eurasia & Africa	2	(11)	13
Europe	(3)	(10)	7
Latin America	(1)	(19)	18
North America	9	0	9
Pacific	(10)	7	(17)
Bottling Investments	29	(27)	56
Corporate	(11)	(21)	10
Consolidated	(2)	(11)	9

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended October 2, 2009 and September 26, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES

Reconciliation of GAAP and Non-GAAP Financial Measures

Operating Income (Loss) by Segment

(UNAUDITED)

(In millions)

	Nine Months Ended October 2, 2009				Nine Months Ended September 26, 2008					% Favorable (Unfavorable) - After
		Items Impacting Comparability		After		Items Impacting Comparability		After	% Favorable	Considering
	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Considering Items (Non-GAAP)	Reported (GAAP)	Asset Impairments/ Restructuring	Productivity Initiatives	Considering Items (Non-GAAP)	(Unfavorable) - Reported (GAAP)	Items (Non-GAAP) (1)
Eurasia & Africa	$634	$2	$1	$637	$676			$676	(6)	(6)
Europe	2,327	1	2	2,330	2,547			2,547	(9)	(9)
Latin America	1,483			1,483	1,596	$1		1,597	(7)	(7)
North America	1,316	15		1,331	1,173	12		1,185	12	12
Pacific	1,492		1	1,493	1,483			1,483	1	1
Bottling Investments	136	109		245	239	25		264	(43)	(7)
Corporate	(937)	27	54	(856)	(974)	180	$24	(770)	4	(11)
Consolidated	$6,451	$154	$58	$6,663	$6,740	$218	$24	$6,982	(4)	(5)

(1) Currency neutral operating income growth after considering items impacting comparability for each operating segment is calculated as follows:

	% Favorable (Unfavorable) - After Considering Items (Non-GAAP)	% Currency Impact After Considering Items Impacting Comparability	% Favorable (Unfavorable) - Currency Neutral After Considering Items (Non-GAAP)

Eurasia & Africa	(6)	(19)	13
Europe	(9)	(13)	4
Latin America	(7)	(22)	15
North America	12	(1)	13
Pacific	1	4	(3)
Bottling Investments	(7)	(31)	24
Corporate	(11)	(15)	4
Consolidated	(5)	(14)	9

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, management believes that certain non-GAAP financial measures used in managing the business may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.  See the tables above for supplemental financial data and corresponding reconciliations to GAAP financial measures for the nine months ended October 2, 2009 and September 26, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

The Coca-Cola Company

The Coca-Cola Company (NYSE: KO) is the world’s largest beverage company, refreshing consumers with nearly 500 sparkling and still brands. Along with Coca-Cola, recognized as the world’s most valuable brand, the Company’s portfolio includes 12 other billion dollar brands, including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid and Georgia Coffee. Globally, we are the No. 1 provider of sparkling beverages, juices and juice drinks and ready-to-drink teas and coffees. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate of nearly 1.6 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that protect the environment, conserve resources and enhance the economic development of the communities where we operate. For more information about our Company, please visit our Web site at www.thecoca-colacompany.com.

Forward-Looking Statements

This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health concerns; scarcity and quality of water; changes in the nonalcoholic beverages business environment, including changes in consumer preferences based on health and nutrition considerations and obesity concerns; shifting consumer tastes and needs, changes in lifestyles and competitive product and pricing pressures; impact of the global credit crisis on our liquidity and financial performance; our ability to expand our operations in developing and emerging markets; foreign currency exchange rate fluctuations; increases in interest rates; our ability to maintain good relationships with our bottling partners; the financial condition of our bottling partners; our ability and the ability of our bottling partners to maintain good labor relations, including the ability to renew collective bargaining agreements on satisfactory terms and avoid strikes, work stoppages or labor unrest; increase in the cost, disruption of supply or shortage of energy; increase in cost, disruption of supply or shortage of ingredients or packaging materials; changes in laws and regulations relating to beverage containers and packaging, including container deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; unfavorable general economic conditions in the United States or other major markets; unfavorable economic and political conditions in international markets, including civil unrest and product boycotts; changes in commercial or market practices and business model within the European Union; litigation uncertainties; adverse weather conditions; our ability to maintain brand image and corporate reputation as well as other product issues such as product recalls; changes in legal and regulatory environments; changes in accounting standards and taxation requirements; our ability to achieve overall long-term goals; our ability to protect our information systems; additional impairment charges; our ability to successfully manage Company-owned bottling operations; the impact of climate change on our business; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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